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                                                                   EXHIBIT 23.01


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
FNB Financial Services Corporation:


We consent to the inclusion in the Registration Statement of FNB Financial Services Corporation on Form S-2 filed pursuant to Rule 462(b) relating to the earlier Registration Statement on Form S-2 (No. 333-47203) and related Prospectus, as amended by Amendment No. 1 to Registration Statement on Form S-2 (the earlier Registration Statement, as so amended, the "Registration Statement"), of our report dated February 10, 1998, relating to the consolidated balance sheets of FNB Financial Services Corporation and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Registration Statement and to the reference to our firm under the heading "Experts" in the Prospectus.




                                      CHERRY, BEKAERT & HOLLAND, L.L.P.



Greensboro, North Carolina
April 14, 1998